UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

James H. Miller, Chairman, President and Chief Executive Officer of PPL Corporation (“PPL”), has established a pre-arranged stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and PPL’s policies regarding stock transactions.  This trading plan covers (i) the exercise of 70,940 stock options granted to Mr. Miller in 2004 and the sale of the underlying shares; and (ii) the sale of the shares of PPL common stock he will receive, after withholding shares to cover payment of taxes, upon the vesting of 38,560 restricted stock units granted in 2006.  The plan is being established to permit Mr. Miller to diversify a portion of his holdings in accordance with PPL’s Executive Equity Ownership Guidelines.

Certain other executive officers of PPL have or are expected to enter into trading plans to sell PPL common stock in accordance with Rule 10b5-1 and PPL’s policies regarding stock transactions, including PPL’s Executive Equity Ownership Guidelines.  Any sales of stock by Mr. Miller or other PPL executive officers under these plans will be reported in accordance with the applicable rules of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Robert J. Grey
Robert J. Grey Senior Vice President, General Counsel and Secretary

Dated:  December 22, 2008